SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)           JANUARY 7, 2000
                                                 -------------------------------

                        DEVCON INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                     FLORIDA
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

       000-07152                                           59-0671992
--------------------------------------------------------------------------------
(Commission File Number)                       (IRS Employer Identification No.)

                    1350 EAST NEWPORT CENTER DRIVE, SUITE 201
                         DEERFIELD BEACH, FLORIDA 33442
--------------------------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code           (954) 429-1500
                                                   -----------------------------

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

         On January 7, 2000, Devcon International Corp. (the "Company"), completed the disposition (the "Disposition") of all of the outstanding capital stock of Devcon Masonry Products (BVI) Ltd. ("DMP"), a company which conducts ready-mix concrete and quarry operations on Tortola, British Virgin Islands, and certain assets of V.I. Cement & Building Products, Inc. ("VICBP") relating to VICBP's ready-mix concrete operations in St. Thomas, U.S. Virgin Islands, including vehicles, equipment, office furniture and fixtures and accounts receivable. The effective date of the Disposition was December 31, 1999. The purchasers are Paulina Dean, St. Thomas Concrete, Inc. ("STC") and W. Kemble Ketcham ("Ketcham"). Paulina Dean is a relative of Ketcham. Ketcham has served as one of the Company's regional managers for the past five years. Previously, Ketcham was general manager and a principal owner of the Company's Tortola business. The Disposition was valued at approximately $10,869,529, and consisted of the following: (i) $6,000,000 in cash, (ii) a promissory note from STC and DMP to the Company for $2,480,000, and (iii) 420,100 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), having a fair market value of $2,389,529 on January 6, 2000. The purchase price was determined based upon negotiations between the Company and Ketcham.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(b)      Pro Forma Financial Information.

         The following unaudited pro forma consolidated condensed financial information is furnished in accordance with Article 11 of Regulation S-X:

         The pro forma consolidated balance sheet of the company as of September 30, 1999 is based on the historical balance sheet of the Company and has been adjusted to reflect the Disposition of the Company's shares in DMP and the ready-mix business and certain assets in St Thomas, USVI, combined ( the "Business"). The pro forma consolidated statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 are based on historical financial statements of the Company and have been adjusted to reflect the Disposition as though the Business had been sold at the beginning of the periods being reported.

         The pro forma consolidated financial information does not purport to be indicative of results that would have occurred had the Disposition been in effect for the period presented, nor does it purport to be indicative of the results that will be obtained in the future. The pro forma consolidated financial information is based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith.

                           Devcon International Corp.
                 Pro Forma Consolidated Statement of Operations
                          Year Ended December 31, 1998
                                   (Unaudited)

                                             DEVCON         PRO FORMA        PRO FORMA        PRO FORMA
                                          CONSOLIDATED    ADJUSTMENT (a)   ADJUSTMENT (b)       TOTAL
                                          ------------    --------------   --------------     ----------
Concrete and related products revenue      50,448,275      (11,798,350)                       38,649,925
Contracting revenue                        15,358,591                                         15,358,591
Other revenue                                 371,386                                            371,386
                                          -----------      -----------       ----------       ----------
      Total revenue                        66,178,252      (11,798,350)                       54,379,902
Cost of concrete and related
   products revenue                       (41,281,263)       9,219,293                       (32,061,970)
Cost of contracting revenue               (12,899,491)                                       (12,899,491)
Cost of other revenue                        (245,880)                                          (245,880)
                                          -----------      -----------       ----------       ----------
      Gross profit                         11,751,618       (2,579,057)                        9,172,561

Selling, general and
   administrative expense                 (11,266,706)       1,374,654                        (9,892,052)
Credit for litigation                         460,794                                            460,794
                                          -----------      -----------       ----------       ----------
      Operating income (loss)                 945,706       (1,204,403)                         (258,697)

Gain on sale of equipment                     507,256          (16,874)                          490,382
Interest expense                           (2,113,224)          21,038          546,000       (1,546,186)
Interest and other income                   1,362,156          (57,315)         207,700        1,512,541
Minority interest and other                   121,820                                            121,820
                                          -----------      -----------       ----------       ----------
                                             (121,992)         (53,151)         753,700          578,557

      Income before taxes                     823,714       (1,257,554)         753,700          319,860

Income Taxes                                 (339,441)          34,082          (50,498)        (355,857)
                                          -----------      -----------       ----------       ----------
      Net income                              484,273       (1,223,472)         703,202          (35,997)

Basic earnings (loss) per share                  0.11                                              (0.01)
Diluted earnings (loss) per share                0.11                                              (0.01)
Number of shares outstanding, basic         4,498,935                          (420,100)       4,078,835
Number of shares outstanding, diluted       4,520,460                          (420,100)       4,100,360

(a) Pro forma statement of operations of the disposed Business. In calculating the cost of goods sold, adjustment was done to standard cost of raw material to reflect the agreed upon price between VICBP and STC of aggregates that VICBP will be selling STC in the future at a price higher than cost. Allocation of overhead expense for the St. Thomas portion of the business was done according to labor utilization within VICBP.
      Intercompany charged interest was eliminated from DMP's expenses. Taxes were calculated at the existing tax rates for the Business.

(b)   Reduction of interest expense due to pay-off of debt at 9.1% average interest rate         546,000
      Increase of interest income due to note from DMP/STC at 8.38% average interest rate        207,700
      Tax effect of pro forma adjustments                                                        (50,498)


                           Devcon International Corp.
                      Pro Forma Consolidated Balance Sheet
                               September 30, 1999
                                   (Unaudited)

                                                  DEVCON         PRO FORMA        PRO FORMA        PRO FORMA
                                               CONSOLIDATED    ADJUSTMENT (c)   ADJUSTMENT (d)       TOTAL
                                               ------------    --------------   --------------     ----------
Assets
Cash and cash equivalents                        1,925,705          (75,929)                        1,849,776
Receivables, net                                11,986,801       (1,270,814)         826,667       11,542,654
Inventories                                      4,841,378         (540,496)                        4,300,882
Assets held for sale                             8,722,458                                          8,722,458
Other current assets                             1,067,493           (5,490)                        1,062,003
                                               -----------      -----------      -----------      -----------
      Total current assets                      28,543,835       (1,892,729)         826,667       27,477,773

Property, plant and equipment                   38,508,974       (4,632,619)                       33,876,355
Receivables, net                                 9,466,276                         1,653,333       11,119,609
Intangible and other assets, net                 2,589,230         (444,851)                        2,144,379
                                               -----------      -----------      -----------      -----------
      Total assets                              79,108,315       (6,970,199)       2,480,000       74,618,116
                                               ===========      ===========      ===========      ===========
Liabilities and stockholders' equity
Accounts payable, trade and other                4,943,620          (47,743)                        4,895,877
Accrued expenses and other liabilities           1,996,768          (52,152)                        1,944,616
Notes payable to banks                           1,150,000                                          1,150,000
Current portion of long term debt                6,686,404                        (2,100,000)       4,586,404
Income tax payable                                 376,203                           230,808          607,011
                                               -----------      -----------      -----------      -----------
      Total current liabilities                 15,152,995          (99,895)      (1,869,192)      13,183,908
Long term debt, excluding current
   portion and notes payable to banks           17,170,904         (322,286)      (3,900,000)      12,948,618
Minority interest                                1,081,448                                          1,081,448
Other long term liabilities                      2,036,224                         1,000,000        3,036,224
                                               -----------      -----------      -----------      -----------
      Total liabilities                         35,441,571         (422,181)      (4,769,192)      30,250,198

Stockholders' equity

Common stock                                       449,894             (100)             100          449,894
Treasury stock                                     (78,132)                       (2,389,529)      (2,467,661)
Additional paid-in capital                      12,064,133                              (100)      12,064,033
Accumulated other comprehensive income-
   Cumulative translation adjustment            (1,275,112)                                        (1,275,112)
Retained earnings                               32,505,961       (6,547,918)       9,638,721       35,596,764
                                               -----------      -----------      -----------      -----------
      Total stockholders' equity                43,666,744       (6,548,018)       7,249,192       44,367,918

Total liabilities and stockholders' equity      79,108,315       (6,970,199)       2,480,000       74,618,116
                                               ===========      ===========      ===========      ===========



(c)   Balance sheet of the disposed Business.
(d)   Increase in receivables due to note receivable from purchasers                                           826,667
      Increase in receivables due to note receivable from purchasers, long term portion                      1,653,333
      Reduction in current portion of long term debt due to pay-off of loans with sales
          proceeds                                                                                          (2,100,000)
      Tax payable increased due to the effect of taxes on the transaction, calculated
         on book values as of 9/30/1999, the actual tax provision will differ                                  230,808
      Reduction in long term debt due to pay-off of loans with proceeds                                     (3,900,000)
      Other liabilities increased due to recording a contingent purchase price reduction                     1,000,000
      Common stock increased due to the consolidation entry for shares in DMP                                      100
      Treasury stock decreased due to receipt of stock as part of purchase price                            (2,389,529)
      Additional paid-in capital reduced due to the consolidation entry for shares in DMP                         (100)
      Retained earnings increased due to:
        Recording of purchase price proceeds                              10,869,529
        Recording of tax expense                                            (230,808)
        Recording of purchase price contingency                           (1,000,000)                        9,638,721


                           Devcon International Corp.
                 Pro Forma Consolidated Statement of Operations
                      Nine Months Ended September 30, 1999
                                   (Unaudited)

                                             DEVCON          PRO FORMA       PRO FORMA        PRO FORMA
                                          CONSOLIDATED     ADJUSTMENT (e)  ADJUSTMENT (f)       TOTAL
                                          ------------     --------------  --------------    -----------
Concrete and related products revenue      42,897,787       (8,774,575)                       34,123,212
Contracting revenue                        10,604,325                                         10,604,325
                                           ----------       ----------      -----------      -----------
      Total revenue                        53,502,112       (8,774,575)                       44,727,537
Cost of concrete and related
   products revenue                       (35,059,938)       7,245,384                       (27,814,554)
Cost of contracting revenue                (8,964,862)                                        (8,964,862)
                                           ----------       ----------      -----------      -----------
      Gross profit                          9,477,312       (1,529,191)                        7,948,121

Selling, general and

   administrative expense                  (9,060,334)       1,262,037                        (7,798,297)
Credit for litigation                       1,054,602                                          1,054,602
                                           ----------       ----------      -----------      -----------
      Operating income (loss)               1,471,580         (267,154)                        1,204,426

Gain on sale of equipment                    (133,231)           4,267                          (128,964)
Interest expense                           (1,822,637)           9,542          405,000       (1,408,095)
Interest and other income                     654,497          (20,840)         145,183          778,840
Minority interest and other                   667,761                                            667,761
                                           ----------       ----------      -----------      -----------
                                             (633,610)          (7,031)         550,183          (90,458)

      Income before taxes                     837,970         (274,185)         550,183        1,113,968

Income Taxes                                 (317,917)           4,720          (36,862)        (350,059)
                                          -----------      -----------      -----------      -----------

      Net income                              520,053         (269,465)         513,321          763,909

Basic earnings per share                         0.12               (g)                             0.19
Diluted earnings per share                       0.11               (g)                             0.18
Number of shares outstanding, basic         4,489,361                          (420,100)       4,069,261
Number of shares outstanding, diluted       4,560,290                          (420,100)       4,140,190

(e) The Company disposed of the Business. In calculating the cost of goods sold, adjustment was done to standard cost of raw material to reflect the agreed upon price between VICBP and STC of aggregates that VICBP will be selling STC in the future at a price higher than cost. Allocation of overhead expense for the St. Thomas portion of the business was done according to labor utilization within VICBP. Taxes were calculated at the existing tax rates for the Business.

(f)   Reduction of interest expense due to pay-off of debt at 9.0% average interest rate         405,000
      Increase of interest income due to note from DMP/STC at 7.81% average interest rate        145,183
      Tax effect of pro forma adjustments                                                        (36,862)

(g) Basic and diluted shares outstanding were reduced in the pro forma total earning per share by 420,100 shares, which is the amount of shares that the purchaser delivered to the Company as part of the purchase price.


(c)      Exhibits

  EXHIBIT
  NUMBER                   DESCRIPTION
  ------                   -----------
   2.1 Purchase Agreement, effective as of December 31, 1999 by and among Devcon International Corp, a Florida corporation, V.I. Cement & Building Products, Inc., a Delaware corporation, Paulina Dean, an individual, St. Thomas Concrete Inc., an entity formed and existing under the laws of the U.S. Virgin Islands and W. Kemble Ketcham, an individual.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    DEVCON INTERNATIONAL CORP.

Dated: January 24, 2000             By: /s/ JAN NORELID
                                       -----------------------------------------
                                    Name: Jan Norelid
                                    Its: VP Finance and Chief Financial Officer

                                 EXHIBITS INDEX

  EXHIBIT                  DESCRIPTION
  -------                  -----------
   2.1 Purchase Agreement, effective as of December 31, 1999 by and among Devcon International Corp, a Florida corporation, V.I. Cement & Building Products, Inc., a Delaware corporation, Paulina Dean, an individual, St. Thomas Concrete Inc., an entity formed and existing under the laws of the U.S. Virgin Islands and W. Kemble Ketcham, an individual.